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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accounts, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Integrated Electrical Services, Inc. of our report dated January 25, 1999, on the financial statements of Bachofner Electric, Inc. included in Integrated Electrical Services, Inc.'s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 4, 1999, and to all references to our firm in this registration statement.

/s/ PECK & KOPACEK, P.C.

PECK & KOPACEK
Beaverton, Oregon
March 24, 1999